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                                 EXHIBIT 10.11

                VERIFONE VERISMART APPLICATION DEVELOPER'S KIT
                               LICENSE AGREEMENT

         This VeriFone VeriSmart Application Developer's Kit License Agreement (this "Agreement") is made and entered into between VeriFone, Inc., a Delaware corporation ("VeriFone"), and Precis Smart Card Systems, Inc. an Oklahoma corporation ("Licensee"), as of January 27, 1999 (the "Effective Date"). VeriFone and Licensee hereby agree as follows:

1.   Definitions.

         1.1. CLASS LIBRARIES means machine executable, non-human-readable form of the VeriFone Software designated as "Class Libraries" on EXHIBIT A attached hereto.

         1.2. CONFIDENTIAL INFORMATION means any and all information related to a party that such party treats as confidential and any information relating to third parties that such party has an obligation to treat as confidential, which is disclosed by such party to the other party in the course of performing the duties and obligations of this Agreement, whether such information is in oral, written, graphic or electronic form; provided that (1) if such information is in writing or other tangible form, it is clearly marked as "proprietary" or "confidential" when disclosed to the receiving party; or (2) if such information is not in tangible form, it (i) is identified as "proprietary" or "confidential" when disclosed and (ii) is summarized in a writing which is marked "proprietary" or "confidential" and is delivered to the receiving party within thirty (30) days after the date of disclosure. Confidential Information shall not include any information, data or material which: (a) the disclosing party expressly agrees in writing is free of any non-disclosure obligations; (b) is independently developed by the receiving party (as evidenced by documentation in the receiving party's possession); (c) is lawfully received by the receiving party, free of any non-disclosure obligations, from a third party having the right to so furnish such Confidential Information; or (d) is or becomes generally available to the public without any breach of this Agreement or unauthorized disclosure of such Confidential Information by the receiving party.

         1.3. END USER means (i) a third party licensed by VeriFone or a VeriFone-authorized distributor to use or provide access to a VeriSmart system production server and/or (ii) customers of such third party using a VeriSmart-compatible terminal device to access such VeriSmart system;

         1.4. ENHANCEMENTS means the Java Byte Code (machine executable) and/or Java Source Code versions, as solely determined by VeriFone, of the VeriFone Software and all supporting documentation that have been customized, enhanced or otherwise modified by VeriFone acting in its sole discretion to include additional functionality and that have been commercially released to VeriFone's other licensees of the VeriFone Software; typically requiring an additional license charge.

         1.5. JAVA BYTE CODE means the non human readable, binary form of the VeriFone Software which can be executed on a computer processor.

         1.6. MEDIA means the 3 1/2-inch diskette, the CD-ROM, or the other media on which the VeriFone Software is encoded.

         1.7. PROGRAM ERROR means a reproducible defect or combination of defects in the Class Libraries or the VeriSmart Development Server Software that results in a failure of such software to function substantially in accordance with the VeriFone User Documentation when used in accordance with VeriFone's instructions and on the hardware platforms and operating systems specified by VeriFone to be compatible with such software. Program Errors do not include any errors (i) created or introduced by Licensee when reproducing the Class Libraries, (ii) caused by the negligence of Licensee, any of its subdistributors or any End User, (iii) occurring in Class Libraries or the VeriSmart Development Server Software modified or altered by persons other than VeriFone or VeriFone's authorized subcontractors or agents, (iv) occurring due

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to data that does not conform to VeriFone's specified data format, (v) occurring upon use of the Class Libraries or the VeriSmart Development Server Software on any system other than the hardware platforms or operating systems specified by VeriFone to be compatible with the Class Libraries or (vi) resulting from operator error, accident or misuse.

         1.8. SAMPLE APPLICATIONS means that subset of the Java Source Code designated on EXHIBIT A attached hereto as "samples of applications developed using the VeriSmart Application Developer's Kit."

         1.9. JAVA SOURCE CODE means the human-readable, Java-programming version of the VeriFone Software which cannot be executed on a computer processor without compilation or other conversion into a binary language.

         1.10. THIRD-PARTY SOFTWARE means the Java Byte Code (machine executable) versions of the software licensed by third-parties to VeriFone for distribution with the VeriFone Software, including, as of the Effective Date: means the Java Byte Code form of Java Runtime Environment supplied to VeriFone from Sun Microsystems, Inc. and the Java Byte Code form of software supplied to VeriFone from Certicom. VeriFone, in its sole discretion, may change the Third-Party Software from time to time.

         1.11. UPDATES means the Java Byte Code (machine executable) and/or the Java Source Code versions, as solely determined by VeriFone, of the VeriFone Software, and all supporting documentation, that have been developed by VeriFone to correct any Program Error in the VeriFone Software and have been commercially released, at no additional charge, to VeriFone's other licensees of the VeriFone Software.

         1.12. VERIFONE SOFTWARE means all of the software included in the VeriSmart Application Developer's Kit and VeriSmart Development Server Software as set forth on, and in the form set forth on Exhibit A attached hereto and, if any, the Updates and Enhancements delivered by VeriFone to Licensee pursuant to the terms of this Agreement, provided that VeriFone Software shall not include any Third-Party Software or VeriSmart Applications.

         1.13. VERIFONE TRADEMARKS means the following VeriFone trademarks, service marks and logos: "VeriFone"(name and logo) and "VeriSmart".

         1.14. VERIFONE USER DOCUMENTATION means the End User guides for the VeriFone Software set forth on Exhibit A attached hereto.

         1.15. VERISMART APPLICATION DEVELOPER'S KIT means those items set forth on EXHIBIT A attached hereto, which include the Class Libraries, Sample Applications and Application Developer's Tools. Unless otherwise indicated thereon, all software specified on Exhibit A attached hereto shall be in machine executable non-human-readable binary form.

         1.16. VERISMART APPLICATIONS means software application products that are (i) developed by Licensee, (ii) contain Class Libraries or are otherwise developed with the use of or reference to all or any portion of the VeriSmart Application Developer's Kit, (iii) are compatible and interoperable with VeriSmart systems, and (iv) not to be designed as development tools or other application products intended for use in connection with the development of additional products.

         1.17. VERISMART DEVELOPMENT SERVER SOFTWARE means the Java Byte Code form of the VeriFone software that consists of the following components: the server platform, which manages appliance connections, launches applets for those connections and supports reporting and monitoring; card scheme class libraries, which support the use of particular smart card operating systems; appliance class libraries, which support the input/output capabilities of particular appliances; and host protocol class libraries, which support access to financial service hosts; which operates on an Intel-based Pentium Pro system running Windows NT.

2.   Delivery, Ownership and Licenses.

         2.1. Delivery. VeriFone shall deliver to Licensee one (1) copy of the VeriFone Software within seven (7) days after the Effective Date.

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         2.2. Ownership. VeriFone shall retain ownership of the Confidential
Information of VeriFone, the VeriFone Software, including, without limitation, Class Libraries incorporated into any VeriSmart Application, the VeriFone User Documentation and the VeriFone Trademarks, and all intellectual property rights therein. Licensee shall, and shall cause all of its subdistributors to, use reasonable efforts to preserve such VeriFone rights and shall not do anything to contest or impair the intellectual property rights of VeriFone. Licensee shall own the Confidential Information of Licensee, the VeriSmart Applications (excluding any VeriFone Software incorporated therein) and all intellectual property rights therein.

         2.3. Internal Use. Subject to the terms and conditions of this Agreement and payment of amounts due pursuant to Section 5.1, VeriFone grants to Licensee a non-exclusive, non-transferable license to (i) use and reproduce the VeriFone Software and the VeriFone User Documentation solely for the purposes of developing VeriSmart Applications and providing technical support to End Users who have been licensed to use VeriSmart Applications and (ii) use VeriSmart Applications containing the Class Libraries solely for Licensee's internal business purposes. Licensee shall use the VeriFone Software pursuant to this
Section 2.3 in accordance with VeriFone's written instructions and only on no more than ten (10) workstations located within Licensee's facilities at the address set forth below the signature blocks of this Agreement.

         2.4. Sublicensing and Distribution of VeriSmart Applications. Subject to the terms and conditions of this Agreement and payment of amounts due pursuant to Section 5.1, VeriFone grants to Licensee a non-exclusive, non-transferable license to reproduce, have reproduced, demonstrate and distribute by sublicense, directly or through subdistributors appointed in accordance with Section 2.7, to End Users for use by such End Users the Class Libraries solely when embedded within a VeriSmart Application. Licensee shall distribute the Class Libraries only pursuant to a valid and binding End User agreement pursuant to Section 2.8. Licensee shall not (i) distribute the VeriFone Software or any component thereof by mail order, rental or lease, (ii) distribute or use the VeriFone Software or any component thereof in connection with any service bureau, or (iii) except with respect to Licensee's distribution of the Class Libraries or Sample Applications (as defined in Section 2.5) solely when embedded within VeriSmart Applications provided to End Users pursuant to
Section 2.8 or subdistributors pursuant to Section 2.7, distribute the VeriFone Software or any component thereof to other resellers, dealers, distributors or any other third parties.

         2.5. Java Source Code. Subject to the terms and conditions of this Agreement and payment of amounts due pursuant to Section 5.1, VeriFone grants to Licensee a non-exclusive and non-transferable license to (i) use and reproduce, solely to create VeriSmart Applications, the Java Source Code of any VeriFone Software designated by VeriFone as part of the VeriSmart Application Developer's Kit as set forth on Exhibit A attached hereto and (ii) modify, solely to create VeriSmart Applications, and distribute Sample Applications (as provided by VeriFone and/or as modified by Licensee pursuant to this Agreement) solely in Java Byte Code (machine executable) form when embedded within a VeriSmart Application. VeriFone Software Java Source Code shall be accessed solely by Licensee's employees on a strict "need-to- know" basis, and such Java Source Code shall, anything to the contrary set forth herein notwithstanding, be deemed to be "Confidential Information" of VeriFone subject to the confidentiality provisions of this Agreement. Licensee shall not distribute or provide the Java Source Code of any VeriFone Software to any reseller, dealer, distributor, End User or any other third party.

         2.6. VeriFone Trademarks. Subject to the terms and conditions of this Agreement, VeriFone grants to Licensee a non-exclusive, limited license to use the VeriFone Trademarks on, and Licensee agrees to use the VeriFone Trademarks on, Licensee's packaging for the VeriSmart Applications and in all advertisements and printed materials for the VeriSmart Applications. Licensee shall display notices of trademark status (i.e., -R- or -TM- as prescribed by VeriFone from time to time) adjacent to each use of the VeriFone Trademarks on each piece of advertising or printed materials in which such VeriFone Trademark appears. Licensee shall also include as a footnote to the VeriFone Trademarks along with the first or most prominent use of each VeriFone Trademark in each piece of advertising or printed materials in which such VeriFone Trademark appear: "[Mark] is a trademark of VeriFone, Inc., which may be registered in certain jurisdictions," and such other symbols and notices as may be prescribed by VeriFone from time to time. Licensee acknowledges that all uses of the VeriFone Trademarks by Licensee shall inure to the benefit of and be on behalf of VeriFone. Licensee further acknowledges that the VeriFone Trademarks are valid under applicable law and that Licensee's utilization of the VeriFone Trademarks will not create any right, title or interest in or to such trademarks.

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         2.7. Subdistributors. Subject to the terms and conditions of this
Agreement, Licensee will be entitled to grant to its subdistributors the right to distribute copies of the Class Libraries by sublicense directly to End Users for use by such End Users solely when embedded within a VeriSmart Application. Prior to the distribution of any VeriSmart Application to a subdistributor, Licensee must enter into an enforceable written agreement with such subdistributor that (a) contains terms no less restrictive than those terms set forth in Sections 2.4 ("Sublicensing and Distribution of VeriSmart Applications"), 2.8 ("End User Agreements"), 3 ("Restrictions and Limitations"),
5.2 ("Records and Audits"), 7 ("Confidentiality"), 10 ("Term and Termination"), and 11.2 ("Export Control") herein, (b) contains covenants and restrictions as applicable to such subdistributor, to enable Licensee to fulfill its requirements under Sections 2.2 ("Ownership"), 2.9 ("Enforcement"), 4.1 ("Support to End Users"), 5 ("Fees, Payments, Reports and Audits"), 7 ("Confidentiality"), 10.4 ("Effect of Termination"), and 11.2 ("Export Control") herein, (c) contains a disclaimer of any and all warranties by VeriFone and its suppliers and a disclaimer of any and all liabilities of VeriFone and its suppliers; and (d) expressly names VeriFone and its suppliers as intended third party beneficiaries with the right to rely on and directly enforce the terms thereof.

         2.8. End User Agreements. Prior to the delivery of any VeriSmart Application to any End User, Licensee or its subdistributors must enter into an enforceable written agreement with such End User that contains terms no less restrictive than those terms set forth in Sections 3.3 ("General Limitations and Restrictions") and 11.2 ("Export Control") herein, (b) contains a disclaimer of any and all warranties by VeriFone and its suppliers and a disclaimer of any and all liabilities of VeriFone and its suppliers; and (c) expressly names VeriFone and its suppliers as intended third party beneficiaries with the right to rely on and directly enforce the terms thereof.

         2.9. Enforcement. Upon VeriFone's request, Licensee shall provide VeriFone with a copy of each of Licensee's agreements with Licensee's subdistributors of the VeriSmart Applications and a copy of the standard End User agreement(s) used by Licensee or Licensee's subdistributors to sublicense the VeriSmart Applications to End Users. Licensee shall use, and shall require each subdistributor to use, the same degree of diligence which Licensee uses to enforce similar agreements for its own products to enforce each subdistributor agreement and each End User agreement used by Licensee or Licensee's subdistributors to sublicense the VeriSmart Applications to End Users, but in no event shall Licensee use less than commercially reasonable efforts. Licensee shall notify VeriFone of any breach of a material obligation under any such subdistribution agreement or End User agreement. Upon the termination or breach of any subdistribution agreement or End User agreement, Licensee shall use all reasonable efforts (including litigation) to ensure the return or destruction of all copies of the VeriSmart Applications licensed pursuant to such agreement, and all reproductions thereof. Licensee will cooperate with VeriFone in any legal action to prevent or stop unauthorized use, reproduction, modification, distribution or sublicensing of the VeriSmart Applications. Licensee shall indemnify and hold VeriFone harmless against any loss resulting from Licensee's failure to perform its duties under this Section 2.9.

         2.10. Third-Party Software. VeriFone grants Licensee a sublicense to use the Third Party Software solely as a part of and for the sole purpose of using the VeriFone Software. As of the Effective Date, VeriFone represents that all of the terms for Licensee's use of the VeriFone Software are set forth in this Agreement. However, VeriFone reserves the right to include additional or alternative third-party software in the VeriFone Software, which may require Licensee to agree to additional terms in order to accept delivery of such other software. In addition, some VeriFone suppliers have reserved the right to require VeriFone and VeriFone's subdistributors to comply with new terms and conditions in addition to those set forth in this Agreement. In either case, Licensee may elect to terminate this Agreement by giving VeriFone written notice within fifteen (15) days after receipt of VeriFone's proposed amendment to the Agreement to incorporate such terms. Licensee shall obtain a license for Java Development Kits, and any support and maintenance therefor, directly from Sun Microsystems, Inc.

         2.11. License to VeriSmart Applications. Upon the general commercial release by Licensee of each VeriSmart Application, either on a standalone basis or as incorporated into one or more other products, Licensee shall deliver to VeriFone one (1) copy of such VeriSmart Application and related documentation. Licensee hereby grants to VeriFone a non-exclusive, non-transferable license (a) to use and reproduce such VeriSmart Application solely for the purposes of (i) providing technical support to Licensee for VeriSmart Development Server Software ordered hereunder, (ii) demonstrating such VeriSmart Application to prospective End Users of VeriFone technology, (iii) testing such

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VeriSmart Application for compatibility with VeriFone's VeriSmart technology and
(iv) maintaining a library of VeriSmart technology-related software applications; and (b) subject to the terms of a distribution agreement to be negotiated in good faith by VeriFone and Licensee, to distribute such VeriSmart Application; provided that the terms of such distribution agreement, including, without limitation, amounts payable thereunder, shall be no less favorable to VeriFone than to any other distributor of such VeriSmart Application.

3.   Restrictions and Limitations.

         3.1. Conveyance of License Only. This Agreement grants Licensee a license only, and only such license rights as are specifically enumerated in this Agreement. No other right, title or interest in the VeriFone Software or any components thereof, VeriFone Trademarks or Confidential Information of VeriFone is hereby conveyed to Licensee, provided that Licensee will own the 3 1/2-inch diskette, the CD-ROM, or the other media on which the VeriFone Software is encoded (collectively, the "Media"). VeriFone may from time to time choose to register its copyright interests in the VeriFone Software or any components thereof, but such acts shall not cause or be construed as causing any part thereof to become part of the public domain.

         3.2. No Governmental Sublicensees. The license granted in Section 2.4 hereof notwithstanding, Licensee shall not distribute any VeriSmart Application to any federal, state and/or municipal government, or any contractor therefor, without VeriFone's prior written consent.

         3.3. General Limitations and Restrictions. Except as expressly authorized in this Agreement, Licensee shall not use or reproduce the VeriFone Software or Third Party Software, or any portion thereof, without the express prior written consent of VeriFone. Licensee shall not (i) except as expressly authorized in this Agreement, adapt, alter, modify, translate or create derivative works of the VeriFone Software or Third Party Software, (ii) reverse compile, disassemble or otherwise attempt to reconstruct (a) the Third-Party Software or (b) the Java Source Code for the VeriFone Software for which Java Source Code is not provided to Licensee by VeriFone hereunder, (iii) electronically transfer the VeriFone Software or Third Party Software from one computer to another over a local- or wide-area network that is not password protected or enable any timesharing of the VeriFone Software or Third Party Software by any third party, (iv) assign, pledge, rent, lease or loan the VeriFone Software or Third Party Software, (v) obfuscate, remove or alter any of the trademarks, trade names, logos, patent or copyright notices, confidential or proprietary legends or other notices or markings on or in the VeriFone Software or Third Party Software, and all such markings shall be included in all copies thereof made by Licensee (to the extent any copies are authorized), (vi) add, or permit any third party to add, any markings, notices or legends to the VeriFone Software without VeriFone's express written consent, (vii) without VeriFone's prior written consent, publish or otherwise disclose to any third party the results of any benchmark tests run on the VeriFone Software , (viii) use the VeriFone Software or Third Party Software for any purpose not authorized in the documentation provided by VeriFone for such VeriFone Software or Third-Party Software, including, without limitation, the VeriFone User Documentation, or in any manner designed to access the functionality of any portion of the VeriFone Software or Third Party Software other than as permitted in the form delivered to Licensee by VeriFone, (ix) create any VeriSmart Application or application development tool that may be used by an End User to create other VeriSmart-compatible applications or applications containing any component of the VeriFone Software , or (x) permit any third party to perform any of the foregoing prohibited activities. Licensee's use of the Third Party Software shall also be subject to the restrictions specified in Exhibit C.

         3.4. Trademark Restrictions. Licensee shall not use the trademark "VeriFone," any mark beginning with the letters "Veri," or any other mark likely to cause confusion with the trademark "VeriFone" as any portion of Licensee's trade name, or any trademark or service mark for any products or services of Licensee. Licensee shall use the VeriFone Trademarks solely to refer to the VeriSmart Applications. Licensee shall not use any other trademark or service mark in close proximity to any of the VeriFone Trademarks or combine the marks so as to effectively create a unitary composite mark without the prior written approval of VeriFone.

         3.5. Limitations and Restrictions on Use of VeriSmart Development Server Software. If the VeriSmart Application Developer's Kit includes a copy of the VeriSmart Development Server Software as set forth on Exhibit A attached hereto, in addition to and subject to all other restrictions and limitations set forth in this Section 3, Licensee may

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use the VeriSmart Development Server Software solely for the purposes enumerated in Section 2.3, and Licensee shall not use the VeriSmart Development Server Software in such a manner that (i) actual commercial transactions are effected by means of the VeriSmart Development Server Software, (ii) any parties other than Licensee may access the VeriSmart Development Server Software or (iii) any parties, including Licensee, may access the VeriSmart Development Server
Software from outside of Licensee's facilities. Licensee acknowledges and agrees that the provision of the VeriSmart Development Server Software pursuant to this Agreement is solely for the purposes set forth in Section 2.3 and that any other use by Licensee of VeriSmart Development Server Software shall be only pursuant to a license agreement between VeriFone and Licensee expressly setting forth licenses necessary for such use.

         3.6. Marketing Practices. In marketing and distributing the VeriFone Software as incorporated in the VeriSmart Applications, Licensee shall and shall cause all subdistributors to: (i) not engage in any deceptive, misleading, illegal or unethical practices; (ii) not make any representations, warranties or guarantees concerning the VeriFone Software on behalf of VeriFone; (iii) require all End Users to disclaim all liability of any kind on behalf of VeriFone; and
(iv) comply with all applicable laws and regulations.

4.   Maintenance and Support.

         4.1. Support to End Users. Unless otherwise agreed to in writing by VeriFone, VeriFone shall not be responsible for supporting any End Users of the VeriSmart Applications. Licensee shall ensure that it and/or its designee (including subdistributors) support all End Users of the VeriSmart Applications, including, at a minimum, answering and responding to telephone calls and email, logging calls and messages, problem determination, providing known work-arounds and solutions to problems, tracking problem resolution and providing technical bulletins and other information to End Users. Licensee shall use reasonable efforts to ensure all End Users contact Licensee and/or its designee directly for support. If, notwithstanding such efforts, VeriFone is being contacted by a significant number of End Users, Licensee and VeriFone will cooperate to develop procedures and practices to minimize such contact.

         4.2. Support to Licensee. VeriFone or its designee will provide maintenance and support services for the VeriFone Software for each annual period for which Licensee has paid the associated maintenance and support fees. VeriFone will not provide any support to any subdistributor or any of Licensee's or subdistributor's End Users.

                  4.2.1. Help Line. Licensee shall designate one of its employees to be Licensee's primary contact regarding VeriFone's support of the VeriFone Software ("Licensee Support Representative") and inform VeriFone of the identity of such Licensee Support Representative and any changes thereto. VeriFone will maintain a telephone help line that may be accessed by the Licensee Support Representative to report Program Errors from Monday through Friday (except on standard VeriFone holidays), during normal business hours
(9 a.m. - 5 p.m., Pacific Time) via telephone and electronic mail, at numbers and addresses made known by VeriFone to Licensee on the Effective Date as may be changed by VeriFone from time to time. Licensee shall ensure that the Licensee Support Representative will attend or has attended any training classes that VeriFone may from time to time offer in connection with the VeriFone Software.

                  4.2.2. Program Errors - Class Libraries and VeriSmart Development Server Software. Each Program Error related to use of the Class Libraries and/or the VeriSmart Development Server Software that is reported by Licensee via the help line must be accompanied or followed by sufficient information to enable VeriFone to reproduce and verify the Program Error, including but not limited to the input data that generated the Program Error. Once VeriFone has received all such information, VeriFone will begin using commercially reasonable efforts, consistent with the severity of the Program Error, to reproduce and verify the Program Error and, if VeriFone is able to reproduce and verify the Program Error, to remedy it. Remedies may include, without limitation, providing instructions for Licensee to cure the Program Error or delivering an Update. In no circumstances does VeriFone represent or warrant that any or all Program Errors can or will be remedied. Licensee Support Representative will use its best efforts to assist VeriFone in reproducing and verifying all reported Program Errors and will be available to assist VeriFone in remedying any Program Error.

                  4.2.3. Sample Applications, Application Development Tools and VeriFone User Documentation. VeriFone shall use commercially reasonable efforts to respond to Licensee's questions regarding use of the Sample

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Applications, Application Development Tools and VeriFone User Documentation that is reported by Licensee via the help line at no additional charge to Licensee.
In no circumstances does VeriFone represent or warrant that any or all such questions can or will be answered.

                  4.2.4. Enhancements and Updates. VeriFone may, from time to time, release Enhancements or Updates. VeriFone will promptly notify Licensee when an Enhancement or Update has been issued. Enhancements will be available in accordance with VeriFone's standard charges therefor; there are no additional charges for Updates. Following such notification by VeriFone, Licensee may send a written request to VeriFone for such an Update or Enhancement (together with payment of the standard charges therefor). Upon receipt of such request, VeriFone will provide such Update or Enhancement to Licensee. Licensee shall use commercially reasonable efforts to request and implement each Update and Enhancement. If Licensee does not request and implement an Update or an Enhancement, VeriFone's obligations to provide maintenance services pursuant to
Section 4.2.1 and 4.2.2 of this Agreement for the prior version of the subject VeriFone Software shall terminate upon the expiration of a six (6) month period after general public release of such Update or Enhancement. If Licensee requests VeriFone to provide any assistance to install, certify or otherwise implement any such Update or Enhancement and VeriFone provides such services, Licensee shall pay VeriFone on a time and material basis in accordance with VeriFone's then standard charges for such services and all reasonable expenses incurred by VeriFone in connection with such services (airfare, lodging, meals and ground transportation). Licensee acknowledges and agrees that VeriFone is under no obligation to issue Updates or Enhancements under this Agreement and that the obligation to provide any Updates or Enhancements applies only to those Updates or Enhancements which have been commercially released by VeriFone to its other users of the VeriFone Software.

5.   Fees, Payments, Reports and Audits.

         5.1. Fees. All payments made under this Agreement shall be in U.S. currency. Licensee shall pay VeriFone fees as set forth in Exhibit B attached hereto. Licensee shall be responsible for the payment of all such license fees and royalties and such amounts shall not be subject to offset or reduction in the event Licensee fails to receive such license fees or royalties from its subdistributors or End Users.

         5.2. Reports. Within thirty (30) days after the end of each quarter, Licensee shall provide a written report to VeriFone stating the name, version number and number of copies of VeriSmart Applications distributed to End Users by Licensee and each subdistributor during such quarter; the maximum number of user devices licensed to use each copy of the VeriSmart Applications, either internally by Licensee or by other End Users during such quarter; each End User's postal zip code location, city, country and date of shipment or electronic transmission; and generally any other information that may be required to determine whether Licensee is complying with this Agreement.

         5.3. Records and Audit Rights. Licensee shall retain complete, clear and accurate records regarding the distribution of the VeriSmart Applications. VeriFone shall have the right to inspect and audit Licensee's facilities, business practices and procedures, and relevant books and records conducted by an independent audit professional selected and paid by VeriFone no more than once every twelve (12) months during regular business hours at Licensee's offices and in a manner that does not unreasonably interfere with Licensee's normal business activities. If any audit discloses underpayments of five percent (5%) or more of the amount actually due, Licensee shall bear all of the costs of the audit. VeriFone's audit rights shall not terminate until three (3) years after termination or expiration of this Agreement.

         5.4. Taxes. In addition to any other payments due under this Agreement, Licensee shall pay, indemnify and hold VeriFone harmless from, any sales, use, excise, import or export, value-added or similar tax or duty not based on VeriFone's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, and all government permit fees, license fees and customs and similar fees levied on the delivery of any services or the VeriFone Software by VeriFone to Licensee. All payments due under this Agreement shall be made without any deduction or withholding, unless such deduction or withholding is required by any applicable law of any relevant governmental revenue authority then in effect. If Licensee is required to deduct or withhold, Licensee will promptly notify VeriFone of such requirement, pay the required amount to the relevant governmental authority, provide VeriFone with an official receipt or certified copy or other documentation acceptable to VeriFone evidencing the payment, and pay to

VeriFone, in addition to the payment to which VeriFone is otherwise entitled under this Agreement, the additional amount necessary to ensure that the net amount actually received by VeriFone free and clear of all taxes equals the full amount VeriFone would have received had no such deduction or withholding been required.

         5.5. Payment Terms. All payments due under this Agreement must be made in U.S. dollars. Any payment due under this Agreement that is not paid when due shall bear a late fee at the rate of eighteen percent (18%) per annum or the maximum rate permitted by local law, whichever is less.

6.   Limited Warranties.

         6.1. Media Warranty. Subject to the provisions of this Section 6 and
Section 9, VeriFone warrants that the Media will be free of defects in materials and workmanship for thirty (30) days after the delivery of the Media to Licensee. This warranty is void if any defect is caused by abuse or misapplication of the VeriFone Software, whether or not by accident. Licensee's sole and exclusive remedy for any breach of this warranty will be for VeriFone to replace or correct the defective Media. Any replacement Media or corrected Media will be subject to this same thirty (30) day warranty.

         6.2. Program Error Correction. VeriFone warrants that for ninety (90) days after delivery to Licensee of any VeriFone Software licensed hereunder, the VeriFone Software will perform substantially in accordance with the then current VeriFone Documentation and the specifications annexed hereto as Exhibit D; provided, however, that to the extent Licensee makes any modification to the VeriFone Software, then this warranty shall not extend to such modification. With respect to the VeriFone Software and the Third-Party Software, Licensee hereby acknowledges and agrees that Licensee's sole remedy for any nonconformance to the technical documentation contained in Exhibit D and/or Program Errors, and for any damage, loss or injury resulting therefrom, shall be those support obligations set forth in Section 4. Licensee acknowledges that under no circumstances does VeriFone represent or warrant that all Program Errors can or will be remedied. VeriFone warrants that support services provided hereunder shall be performed in a workmanlike manner in accordance with normal industry standards. VERIFONE DOES NOT WARRANT THAT OPERATION OF THE VERIFONE SOFTWARE OR THE THIRD-PARTY SOFTWARE WILL BE ERROR-FREE, SECURE OR UNINTERRUPTED, OR THAT APPLICATIONS DEVELOPED USING THE VERIFONE SOFTWARE WILL BE COMPATIBLE WITH FUTURE VERSIONS OF VERIFONE'S TECHNOLOGY, AND HEREBY DISCLAIMS ALL LIABILITY ON ACCOUNT THEREOF.

         6.3. Disclaimer. THE EXPRESS WARRANTIES OF VERIFONE STATED IN THIS
SECTION 6.3 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. VERIFONE EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, REGARDING PRODUCTS OR SERVICES PROVIDED BY ANY THIRD PARTY IN CONNECTION WITH THE VERIFONE SOFTWARE OR THE THIRD-PARTY SOFTWARE. THE EXPRESS WARRANTY OBLIGATIONS OF VERIFONE STATED IN THIS SECTION 6.3 ARE IN LIEU OF ANY OTHER LIABILITY OR OBLIGATION OF VERIFONE, INCLUDING WITHOUT LIMITATION ANY LIABILITY OR OBLIGATION FOR DAMAGE, LOSS OR INJURY (WHETHER DIRECT, INDIRECT, EXEMPLARY, SPECIAL, CONSEQUENTIAL OR INCIDENTAL), ARISING FROM OR IN CONNECTION WITH THE VERIFONE SOFTWARE.

         6.4. No Third Party Warranties. VERIFONE HEREBY DISCLAIMS ANY REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, BY ANY VERIFONE SUPPLIER, AND LICENSEE ACKNOWLEDGES AND AGREES THAT NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, HAS BEEN MADE BY ANY VERIFONE SUPPLIER UNDER THIS AGREEMENT.

7.   Confidentiality.

         7.1. Non-disclosure and Non-use. Each party receiving Confidential Information shall treat such information as strictly confidential, and shall use the same care to prevent disclosure of such information as such party uses with respect to its own confidential and proprietary information, which shall not be less than the care a reasonable person would use under similar circumstances. In any event, each party receiving Confidential Information shall (a) disclose such Confidential Information to (i) only those authorized employees and directors of such party whose duties justify their need to know such information and who have been clearly informed of their obligation to maintain the confidential and/or proprietary status of such Confidential Information; or (ii) only those third parties required for the performance of the receiving party's obligations under this Agreement pursuant to a written confidentiality agreement as least as extensive as the confidentiality provisions of this Agreement; and (b) use such Confidential Information only for the purposes set forth in this Agreement.

         7.2. Certain Exceptions. The obligations set forth in this Section 7 shall not apply to any Confidential Information which must be disclosed pursuant to applicable federal, state or local law, regulation, court order, or other legal process, provided the receiving party has given the disclosing party prior written notice of such required disclosure and, to the extent reasonably possible, has given the disclosing party an opportunity to contest such required disclosure at the disclosing party's expense.

         7.3. Advertising and Press Releases. Neither party shall advertise, issue any press release, or otherwise publish the fact that the parties have entered into this Agreement, without the prior written consent of the other party, except as may be required by law. The parties shall use their best efforts to draft and issue a press release announcing the signing of this Agreement after the Effective Date and each party may include the information included in such press release in subsequent advertisements, press releases or other publications without the other party's prior written consent, provided that such party includes proper attribution of the other party's name. Following the issuance of such press release, VeriFone may also refer to Licensee as VeriFone's licensee and distributor in VeriFone's sales and marketing materials and presentations.

         7.4. Terms of This Agreement. Notwithstanding anything to the contrary in this Agreement, neither party may disclose the terms of this Agreement (including the fees) to any third party without the express prior written consent of the other party; provided, however, that either party may disclose the terms of this Agreement to its affiliates, attorneys and accountants, or to any potential investor or acquiror of a substantial part of such party's business (whether by merger, sale of assets, sale of stock or otherwise), or as may be required by law and provided further that VeriFone may disclose the terms of this Agreement to its suppliers of the Third Party Software under confidentiality restrictions no less restrictive than those contained herein.

8.   Indemnities and Exceptions.

         8.1. VeriFone Indemnity. Subject to the provisions of this Section 8 and Section 9, VeriFone shall at its expense defend any action against Licensee to the extent such action is based on a claim that the VeriFone Software infringes any Berne Convention copyright or U.S. registered trademark or misappropriates a trade secret as defined under the Uniform Trade Secret Law, and VeriFone shall pay those damages and costs finally awarded against Licensee in any such action which are specifically attributable to such claim, or those damages and costs agreed in any monetary settlement or compromise of such action. The foregoing obligations are conditioned on Licensee notifying VeriFone promptly in writing of such action, Licensee giving VeriFone sole control of the defense thereof (and any negotiations for monetary settlement or compromise thereof), and Licensee cooperating in the defense thereof at VeriFone's expense. If any version or component of the VeriFone Software becomes, or in VeriFone's opinion is likely to become, the subject of a claim of infringement or misappropriation, then Licensee shall permit VeriFone, at its option and expense, to (a) procure the right to continue using such VeriFone Software; (b) replace or modify such VeriFone Software so that it becomes non-infringing or no longer misappropriates; or (c) accept return of such VeriFone Software and give Licensee a credit for any license fees or royalties paid by Licensee for such VeriFone Software less depreciation calculated as an equal amount per year over a period of five (5) years from the date of initial delivery of such VeriFone Software to Licensee, in which case Licensee's license to such VeriFone Software will terminate in its entirety. Licensee shall not incur any costs or expenses for the account of VeriFone under or pursuant to this Section 8.1 without VeriFone's express prior written consent. THE FOREGOING STATES THE ENTIRE LIABILITY OF VERIFONE FOR INFRINGEMENT AND MISAPPROPRIATION CLAIMS AND

ACTIONS.

         8.2. Certain Exceptions; Licensee Indemnity. VeriFone shall have no liability to Licensee under Section 8.1 or otherwise for any action or claim alleging infringement or misappropriation based upon (a) any use of the VeriFone Software or the Third-Party Software in a manner other than as specified by VeriFone; (b) any use of the VeriFone Software as embedded in the VeriSmart Application(s) or in combination with any other products, equipment, devices, software, systems or data not supplied by VeriFone; (c) the VeriSmart Applications, (d) Licensee's trademarks; or (e) any alteration, modification or customization of the VeriFone Software or the Third- Party Software by any person other than VeriFone or its authorized subcontractors or agents. In the event of an infringement or misappropriation action or claim against VeriFone that is based on any of the circumstances or conduct described in the preceding sentence, Licensee shall at its own expense defend such action or claim, and Licensee shall pay any and all damages and costs finally awarded against VeriFone in connection with such action or claim, or those damages and costs agreed in any monetary settlement or compromise of such action, provided that VeriFone notifies Licensee promptly in writing of such action or claim, VeriFone gives Licensee sole control of the defense thereof (and any negotiations for settlement or compromise thereof), and VeriFone cooperates in the defense thereof at Licensee's expense. VeriFone shall not incur any costs or expenses for the account of Licensee under or pursuant to this Section 8.2 without Licensee's express prior written consent.

9.   LIMITATION OF LIABILITY.

         VERIFONE'S AGGREGATE LIABILITY IN CONNECTION WITH THIS AGREEMENT, THE VERIFONE SOFTWARE AND THE SERVICES PROVIDED BY VERIFONE HEREUNDER, REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH LIABILITY (WHETHER IN CONTRACT, TORT OR OTHERWISE), AND INCLUDING ANY LIABILITY UNDER SECTION 6 AND SECTION 8, SHALL NOT EXCEED THE AGGREGATE FEES PAID BY LICENSEE TO VERIFONE UNDER THIS AGREEMENT. VERIFONE SHALL NOT BE LIABLE FOR ANY FAILURE OF THE VERIFONE SOFTWARE OR THE THIRD- PARTY SOFTWARE TO PROVIDE SECURITY. VERIFONE SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL, OR INCIDENTAL DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF VERIFONE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT AS PROVIDED IN SECTION 8 (BUT ONLY TO THE EXTENT OF AND SUBJECT TO THE LIMITATIONS IN SECTION 8), VERIFONE SHALL NOT BE LIABLE FOR ANY CLAIMS OF THIRD PARTIES RELATING TO THE VERIFONE SOFTWARE, THIRD PARTY SOFTWARE OR THE SERVICES PROVIDED BY VERIFONE HEREUNDER; AND LICENSEE SHALL DEFEND VERIFONE FROM, AND INDEMNIFY AND HOLD VERIFONE HARMLESS AGAINST, ALL SUCH CLAIMS. THE FOREGOING STATES VERIFONE'S ENTIRE LIABILITY WITH REGARD TO THIS AGREEMENT. THESE LIMITATIONS OF VERIFONE'S LIABILITY ARE A FUNDAMENTAL PART OF THE BASIS OF VERIFONE'S BARGAIN, AND VERIFONE WOULD NOT ENTER INTO THIS AGREEMENT ABSENT SUCH LIMITATIONS. LICENSEE DISCLAIMS ALL LIABILITY OF ANY KIND OF ANY VERIFONE SUPPLIER IN CONNECTION WITH THIS AGREEMENT.

10.  Term and Termination.

         10.1. Term. Unless terminated earlier pursuant to the termination provisions in this Section 10, this Agreement shall remain in effect for three
(3) years from the Effective Date, and shall automatically renew for annual periods thereafter unless voluntarily terminated by either party, in its sole discretion, at the end of the initial term or any renewal term by giving the other party at least ninety (90) days written notice before the expiration of the initial or any renewal term.

         10.2. Termination by VeriFone. VeriFone will have the right to terminate this Agreement upon written notice to Licensee if (a) Licensee fails to perform any of its obligations under or otherwise breaches Section 2; (b) Licensee fails to pay any amounts as required under Section 5 and such failure continues for ten (10) days after receipt of written notice from VeriFone; or
(c) Licensee fails to perform any of its other obligations under this

Agreement and such failure continues for thirty (30) days after receipt of written notice from VeriFone.

         10.3. Termination by Licensee. Licensee will have the right to terminate this Agreement upon written notice to VeriFone if VeriFone fails to
(a) perform any of its obligations under or otherwise breaches Section 4, (b) promptly replace Third-Party Software within a commercially reasonable period in accordance with Section 10.5, or (c) perform any of its obligations under this Agreement and any such failures continue for thirty (30) days after receipt by VeriFone of written notice from Licensee specifying such default.

         10.4. Effect of Termination. If this Agreement expires or terminates or if either party terminates the Agreement under Sections 10.2 or 10.3:

                       (a) Each party shall return or destroy all Confidential
                           Information of the other party (and copies thereof);

                       (b) Licensee shall immediately cease using the VeriFone
                           Trademarks and, except as provided in
                           Section 10.4(f), below, the VeriFone Software and discontinue all representations that it is a VeriFone distributor;

                       (c) Licensee shall immediately cease distribution, and
                           cause its subdistributors to cease distribution, of the VeriSmart Applications;

                       (d) If Licensee is a participant in the "Easy Entry"
                           program as indicated in Exhibit B attached hereto, Licensee shall immediately, and without further action by VeriFone, pay the balance of the Easy Entry fees indicated on such Exhibit B;

                       (e) End users shall be permitted the continued and
                           uninterrupted use of the VeriSmart Applications subject to and for the balance of their End User agreements, provided that such license agreements comply with all of the requirements of this Agreement and are terminable in accordance with their terms; and

                       (f) Licensee may, for the period of one (1) year from
                           the date of termination of this Agreement ("Wind-Down Period"), continue to use only those portions of the VeriSmart Application Developer's Kit necessary to support Licensee's and Licensee's subdistributor's End Users of VeriSmart Applications distributed in accordance with Section 2.4 as of such date of termination. At the end of the Wind-Down Period, Licensee shall, at VeriFone's instructions, immediately cease using such portions of the VeriSmart Application Developer's Kit and either destroy or return those portions of the VeriSmart Application Developer's Kit and all copies thereof or any components thereof created by Licensee thereof.

                  Each party shall deliver to the other party a certificate signed by an officer of such party acknowledging that such party's obligations under this Section 10.4 have been fully satisfied.

         10.5. Termination by Licensee - VeriFone Assignment of Agreement to Competitor of Licensee. Licensee will also have the right to terminate this Agreement upon written notice to VeriFone if VeriFone assigns this Agreement to a third party that is a direct competitor of Licensee. If this Agreement is terminated by Licensee under this Section 10.5:

                       (a) Each party shall return or destroy all Confidential
                           Information of the other party (and copies thereof);

                       (b) Licensee shall immediately cease using the VeriFone
                           Trademarks and, except as provided
                           in Section 10.5(f), below, the VeriFone Software and discontinue all representations that it is a VeriFone distributor;

                       (c) Licensee shall immediately cease distribution, and
                           cause its subdistributors to cease distribution, of the VeriSmart Applications;

                       (d) If Licensee is a participant in the "Easy Entry"
                           program as indicated in Exhibit B attached hereto, Licensee shall immediately, and without further action by VeriFone, pay VeriFone only those fees already incurred under the Easy Entry program as of the date of termination;

                       (e) End users shall be permitted the continued and
                           uninterrupted use of the VeriSmart Applications subject to and for the balance of their End User agreements, provided that such license agreements comply with all of the requirements of this Agreement and are terminable in accordance with their terms;

                       (f) Licensee may, for the period of one (1) year from
                           the date of termination of this Agreement ("Wind-Down Period"), continue to use only those portions of the VeriSmart Application Developer's Kit necessary to support Licensee's and Licensee's subdistributor's End Users of VeriSmart Applications distributed in accordance with Section 2.4 as of such date of termination. At the end of the Wind-Down Period, Licensee shall, at VeriFone's instructions, immediately cease using such portions of the VeriSmart Application Developer's Kit and either destroy or return those portions of the VeriSmart Application Developer's Kit and all copies thereof or any components thereof created by Licensee thereof; and

                       (g) VeriFone and/or VeriFone's assignee shall
                           immediately return all copies of Licensee's VeriSmart Applications provided to VeriFone pursuant to Section 2.11(a).

                  Each party shall deliver to the other party a certificate signed by an officer of such party acknowledging that such party's obligations under this Section 10.5 have been fully satisfied.

         10.6. Termination of Licenses to Third-Party Software. VeriFone reserves the right to terminate immediately, upon written notice, Licensee's right to use internally the Third-Party Software in the event VeriFone's sublicensing and distribution rights with respect thereto are terminated by the relevant supplier. VeriFone will use reasonable commercial efforts to promptly replace such Third-Party Software with other software with substantially similar functionality.

         10.7. Survival. Section 1 ("Definitions") Section 2.2 ("Ownership"),
Section 2.9 ("Enforcement of Subdistributor Agreements and End User Agreements"), Section 2.11 ("License to VeriSmart Applications"), Section 3 ("Restrictions and Limitations"), Section 4.1 ("Support to End Users"),
Section 5 ("Fees, Payments, Reports and Audits"), Section 6.3 ("Disclaimer"),
Section 6.4 ("No Third Party Warranties"), Section 7 ("Confidentiality"),
Section 8 ("Indemnities and Exceptions"), Section 9 ("Limitation of Liability"), Section 10.4 ("Effect of Termination"), Section 10.5 ("Termination by Licensee -VeriFone Assignment of Agreement to Competitor of Licensee "), Section 10.6 ("Termination of Licenses to Third-Party Software"), this Section 10.7 ("Survival"), and Section 11 ("General") of this Agreement shall survive any expiration or termination of this Agreement.

11.  General.

         11.1. Governing Law. This Agreement shall for all purposes be governed by and interpreted in accordance with the laws of the State of California as those laws are applied to contracts entered into and performed entirely in California by California residents. The United Nations Convention on Contracts for the International Sale of Goods

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

does not apply to this Agreement.

         11.2. Export Control. The VeriFone Software and the Third-Party Software is subject to the export control laws of the United States. Licensee must, and shall cause all of its subdistributors to, (i) comply with all applicable export statutes and regulations, (ii) require each End User to use the VeriFone Software in accordance with all applicable export control laws, statutes and regulations, and (iii) not permit any other third party to use the VeriFone Software in violation of such export control laws, statutes and regulations. Licensee acknowledges that even if VeriFone consents to the use of the VeriFone Software or the Third-Party Software outside the United States, (a) Licensee may be required to obtain an export license prior to the export or re-export, directly or indirectly, of the VeriFone Software or the Third-Party Software, or any direct product of the use thereof, or (b) export or re-export to certain countries may be prohibited. Licensee agrees to indemnify and hold VeriFone and its suppliers harmless from any claims arising from any breach of this Section by Licensee or any of its directors, officers, employees, subdistributors, customers or any third party to whom Licensee provides access to the VeriFone Software or the Third-Party Software.

         11.3. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable for any reason, the remaining provisions hereof shall be unaffected and remain in full force and effect, unless the unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without such provisions.

         11.4. Modifications. Any modification, amendment, supplement, or other change to this Agreement must be in writing and signed by duly authorized representatives of VeriFone and Licensee. As used herein, the term "Agreement" shall include any such future modifications, amendments, supplements or other changes hereto.

         11.5. Assignments. No right or obligation of Licensee under this Agreement shall be assigned, delegated or otherwise transferred, whether by agreement, operation of law or otherwise without the express prior written consent of VeriFone and any attempt to assign, delegate or otherwise transfer any of Licensee's rights or obligations hereunder, without such consent, shall be void. Subject to the preceding sentence, this Agreement shall bind each party and its permitted successors and assigns.

         11.6. Waivers. All waivers must be in writing. The failure of either party to insist upon strict performance of any provision of this Agreement, or to exercise any right provided for herein, shall not be deemed to be a waiver for the future of such provision or right, and no waiver of any provision or right shall affect the right of the waiving party to enforce any other provision or right herein.

         11.7. Equitable Remedies. The parties agree that any breach of Sections 1, 3 or 7 would cause irreparable injury for which no adequate remedy at law exists; therefore, the parties agree that equitable remedies, including without limitation injunctive relief and specific performance, are appropriate remedies to redress any breach or threatened breach of such Sections, in addition to all other remedies available to the parties.

         11.8. Rights and Remedies. All rights and remedies hereunder shall be cumulative, may be exercised singularly or concurrently, and shall not be deemed exclusive except as provided above. If any legal action is brought to enforce any obligations hereunder, the prevailing party shall be entitled to receive its attorneys' fees, court costs and other collection expenses, in addition to any other relief it may receive.

         11.9. Force Majeure. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including, but not limited, to any act of God, fire, natural disaster, accident, war, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, or any acts, omissions, delays in acting by any government authority or the other party, or the inability of VeriFone, despite its reasonable efforts, to obtain any United States export license or other approval or authorization of the United States government for the performance by VeriFone of its obligations hereunder. The preceding sentence shall not apply when the outstanding obligation by either party is payment for any money due to the other party.

         11.10. Construction. The headings and subheadings contained herein shall not be considered a part of this Agreement. This Agreement may be executed in several counterparts, all of which shall constitute one agreement.

         11.11. Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be delivered in person or by courier or sent by electronic facsimile (fax), and addressed as set forth after the signatures to this Agreement or to such other address as shall be given in accordance with this Section 11.11. All notices hereunder shall be effective upon receipt.

         11.12. Relationship Between Parties. VeriFone and Licensee shall at all times and for all purposes be deemed to be independent contractors and neither party, nor either party's employees, subcontractors or agents, shall have the right or power to bind the other party. This Agreement shall not create or be deemed to create a joint venture, partnership or other similar association between VeriFone and Licensee or any of either party's employees, subcontractors or agents.

         11.13. Precedence Over Purchase Order Terms. Any additional or different terms of Licensee's purchase order and/or acknowledgment form, whether or not such terms materially alter this Agreement, shall be deemed objected to by VeriFone unless this Agreement is expressly amended by the parties hereto. Execution of Licensee's purchase order shall not operate as an amendment to this Agreement. Whenever printed, typed, stamped or written provisions of Licensee's purchase order conflict with this Agreement, this Agreement shall control.

         11.14. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements between the parties, whether written or oral, relating to the same subject matter.

         In Witness Whereof, the parties hereto, by their duly authorized representatives, have executed and delivered this Agreement.


VERIFONE, INC.                                              LICENSEE: Precis Smart Card Systems, Inc.


By: /S/QUOG k.  VENNE                                       By:  /S/JAMES B.  LOUT
    ---------------------------------------------------          --------------------------------------------------

Print Name:                                                 Print Name: James B. Lout
            -------------------------------------------

Print Title:                                                Print Title: President and CEO
             ------------------------------------------


Address:            4988 Great America Parkway              Address:           11032 Quail Creek Road, Suite 108
                    Santa Clara, California  95054                             Oklahoma City, Oklahoma 73120
                    U.S.A.
                    Attn:                                                       Attn:  Ms. Tracey Barnes
                          -----------------------------
Telephone:          (408) 496-0444                          Telephone:         (405) 752-5550
Fax:                (408) 919-4516                          Fax:               (405) 752-5605


[THE FOLLOWING EXHIBITS WILL BE PROVIDED UPON REQUEST ADDRESSED TO THE COMPANY]

EXHIBIT A - Verismart Application Developer's Kit
EXHIBIT B - Fees and Payments
EXHIBIT C - Third Party Software Terms
EXHIBIT D - Third Party Software Terms














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